UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

As previously announced, the board of directors of Goldman Sachs BDC, Inc. (the “Company”) has declared a special distribution of $0.15 per share of common stock, par value $0.001 per share, to be paid in three equal quarterly installments of $0.05 per share to shareholders of record on March 15, 2021, June 15, 2021 and September 15, 2021 (the record dates for such payments are February 15, 2021, May 14, 2021 and August 16, 2021, respectively). The first installment of the special distribution was paid to shareholders on March 15, 2021.

As a result of the payment of the second installment of the special distribution, the conversion rate relating to the Company’s 4.50% Convertible Notes due 2022 (the “Notes”) will be adjusted pursuant to the terms of the indenture governing the Notes. The new conversion rate for the Notes will be 40.9507 shares of common stock per $1,000 principal amount of the Notes and shall be in effect as of May 13, 2021, the ex-dividend date for the second installment of the special distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: May 13, 2021	By:	/s/ Brendan McGovern
Name: Brendan McGovern
Title: Chief Executive Officer and President